SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2004

CHAMPION PARTS, INC.

(Exact name of Registrant as specified in its Charter)

Illinois	1-7807	36-2088911
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 West Avenue B, Hope, Arkansas	71801
(address of principal executive offices)	(Zip Code)

(870) 777-8821
Registrant's telephone number, including area code

ITEM 5.

Other Events and Regulation FD Disclosure

On May 7, 2004, Champion Parts, Inc., an Illinois corporation, entered into a Second Amendment to the Loan and Security Agreement with Congress Financial Corporation extending the maturity date of its revolving line of credit and its term loan from May 8, 2004 to June 8, 2004.  The loan and interest terms specified in the First Amendment to Loan and Security Agreement, filed by reference on an Form 8-K dated February 6, 2004, still apply.  For a more complete statement on the terms of the Second Amendment to Loan and Security Agreement, reference is made to a copy thereof filed as an Exhibit 99 to this report.  The Company is continuing discussions with other lenders to replace the existing line of credit.

ITEM 7.

Financial Statements and Exhibits

(c)

The following exhibit is furnished with this document:

Number

Exhibit

99

Second Amendment to Loan Security Agreement

Congress Financial Corporation (Southwest)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION PARTS, INC.

/s/ Richard W. Simmons
Richard W. Simmons Vice President Finance, CFO and Secretary

Dated:  May 7, 2004